EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement No. 333-191867 of our report dated March 5, 2013, except for Note 15, as to which the date is March 28, 2013 relating to the financial statements of xG Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

November 1, 2013

East Hanover, New Jersey